Exhibit 3.1

                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 02:00 AM 11/04/1999
                                                       99-1470014 - 2742555


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          BALLYNAGEE ACQUISITION CORP.
                            (A DELAWARE CORPORATION)

     Ballynagee Acquisition Corp., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That pursuant to Unanimous Written Consent of the Directors of Ballynagee Acquisition Corp. in Lieu of a Meeting of the Board of Directors, a resolution was duly adopted setting forth proposed amendments to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling for the written consent in lieu of meeting of the Shareholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing the FIRST Article thereof so that, as amended said Article shall be read as follows:

                                   "ARTICLE I
                              NAME OF CORPORATION

           THE NAME OF THIS CORPORATION IS EFINANCIALDEPOT.COM, INC."

RESOLVED FURTHER, That the Certificate of Incorporation of this corporation be amended by changing the FOURTH article thereof so that, as amended, said Article shall read as follows:

                                  "ARTICLE IV
                            AUTHORZED CAPITAL STOCK"

This Corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock" and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this corporation is authorized to issue is 100,000,000 and each such share have a par value of $.001 and the total number of shares of Preferred Stock this Corporation is authorized to issue is 10,000,000 and each such share shall have

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a par value of $.001.  The Preferred Shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series".

     SECOND: That thereafter, pursuant to resolution of its Board of Directors the written consent of the stockholders of said corporation was obtained in accordance with Section 228 of the General Corporation Law of the State of Delaware by which written consent the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Ballynagee Acquisition Corp. has caused this certificate to be signed and attested to by John F. Huguet and Randy Doten, its President and Secretary respectively, this 2nd day of November, 1999.

     Ballynagee Acquisition Corp.
     A Delaware Corporation.

     By: /s/ John F. Huguet
        -------------------

     John F. Huguet
     President

     Attested:

     By: /s/ Randy Doten
        ----------------

     Randy Doten, Secretary